NSAR ITEM 77O
VK Florida Quality Municipal Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase
    1         Pinellas County    Merrill   1,000,000      1.02        1/19/01
                     HFA

    2     Palm Beach Cnty FL    Lehman Brothers   1,000,000   1.24    4/30/01



Underwriters for #1
Merrill Lynch
Morgan Stanley Dean Witter
PaineWebber Incorporated
R.W. Baird
Salomon Smith Barney



Underwriters for #2
Lehman Brothers
Dain Rauscher Inc.
Morgan Stanley Dean Witter
Jackson Securities
UBS PaineWebber Inc.